SUBORDINATED GUARANTY


         This SUBORDINATED GUARANTY, dated as of February 7, 1996, by AMERIKING VIRGINIA CORPORATION I, a Delaware corporation ("AmeriKing Virginia"), and AMERIKING CINCINNATI CORPORATION I, a Delaware corporation ("AmeriKing Cincinnati," and, collectively with AmeriKing Virginia, the "Guarantors"), in favor of PMI MEZZANINE FUND, L.P., a Delaware limited partnership ("PMI," together with all subsequent holders of the Subordinated Notes, are hereinafter referred to as the "Noteholders").

         WHEREAS, NRE Holdings, Inc., a Delaware corporation ("Holdings"), National Restaurant Enterprises, Inc., a Delaware corporation (the "Company"), and Purchaser have entered into that certain Note Purchase Agreement, dated as of February 7, 1996 (as it may hereafter be amended or otherwise modified from time to time being, the "Note Purchase Agreement");

         WHEREAS, the Company and the Guarantors are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other member of such group;

         WHEREAS, each of the Guarantors expects to receive substantial direct and indirect benefits from the purchase of the Purchaser Securities by PMI pursuant to the Note Purchase Agreement (which benefits are hereby acknowledged);

         WHEREAS, it is a condition precedent to the purchase by PMI of the Purchaser Securities under the Note Purchase Agreement that each of the Guarantors execute and deliver to PMI a guaranty substantially in the form hereof; and

         WHEREAS, each of the Guarantors wishes to guaranty the Company's obligations to the Noteholders under or in respect of the Note Purchase Agreement as provided herein;

         NOW, THEREFORE, each of the Guarantors hereby agrees with PMI for its benefit and the ratable benefit of the Noteholders as follows:

         1. Definitions. Except as otherwise provided in Section 6.3 hereof, the term "Subordinated Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Note Purchase Agreement.






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         2. Guaranty of Payment and Performance. Each of the Guarantors hereby guarantees to the Noteholders the full and punctual payment when due (whether at stated maturity, by required prepayment, by acceleration or otherwise), as well as the performance, of all of the Subordinated Obligations including all such which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the Federal Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the Federal Bankruptcy Code. This Subordinated Guaranty is an absolute, unconditional and continuing joint and several guaranty by the Guarantors of the full and punctual payment and performance of all of the Subordinated Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Noteholder first attempt to collect any of the Subordinated Obligations from the Company or resort to any collateral security or other means of obtaining payment. Should the Company default in the payment or performance of any of the Subordinated Obligations, the obligations of each of the Guarantors hereunder with respect to such Subordinated Obligations in default shall, upon demand by any Noteholder, become immediately due and payable to such Noteholder without demand or notice of any nature, all of which are expressly waived by such Guarantor. Payments by each of the Guarantors hereunder may be required by the Noteholders on any number of occasions. All payments by such Guarantors hereunder shall be made to the Noteholders, in the manner and at the place of payment specified therefor in the Note Purchase Agreement, for the account of the Noteholders and shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding.

         3. Guarantors' Agreement to Pay Enforcement Costs, etc. Each of the Guarantors further agrees, as the principal obligor and not as a guarantor only, to pay to the Noteholders, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by any Noteholder in connection with the Subordinated Obligations, this Subordinated Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Section 3 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in the Note Purchase Agreement, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

         4. Waivers by Guarantor; Noteholders' Freedom to Act. Each of the Guarantors agrees that the Subordinated Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with

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respect thereto. Each of the Guarantors waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Subordinated Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Company or any other entity or other person primarily or secondarily liable with respect to any of the Subordinated Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing or otherwise executed in connection with any Subordinated Obligation and agrees that the obligations ofeach of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of any Noteholder to assert any claim or demand or to enforce any right or remedy against the Company or any other entity or other person primarily or secondarily liable with respect to any of the Subordinated Obligations; (b) any extensions, compromise, refinancing, consolidation, or renewals of any Subordinated Obligation; (c) any change in the time, place, or manner of payment of any of the Subordinated Obligations or any rescissions, waivers, compromise, refinancing, consolidation, or other amendments or modifications of any of the terms or provisions of the Note Purchase Agreement, the Subordinated Notes, the other Transaction Documents, or any other agreement evidencing or otherwise executed in connection with any of the Subordinated Obligations, (d) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Subordinated Obligation; (e) the adequacy of any rights which any Noteholder may have against any collateral security or other means of obtaining repayment of any of the Subordinated Obligations; or (f) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (i) any "one action" or "anti-deficiency" law which would otherwise prevent any Noteholder from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after such Noteholder's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale, or otherwise, or (ii) any other law which in any other way otherwise would require any election of remedies by any Noteholder.

         5. Unenforceability of Subordinated Obligations Against the Company. If for any reason the Company has no legal existence or is under no legal obligation to discharge any of the Subordinated Obligations, or if any of the Subordinated Obligations have become irrecoverable from the Company by reason of the Company's insolvency, Bankruptcy, or reorganization or by other operation of law or for any other reason, this Subordinated Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as such Guarantor at all times had been the principal obligor on all such Subordinated Obligations. In the event that acceleration of the time for payment of any of the Subordinated Obligations is

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stayed upon the insolvency, Bankruptcy, or reorganization of the Company, or for any other reason, all such amounts otherwise subject to acceleration under the terms of the Note Purchase Agreement, the Subordinated Notes, the other Transaction Documents, or any other agreement evidencing or otherwise executed in connection with any Subordinated Obligation shall immediately be due and payable by each of the Guarantors.

         6.       Subrogation; Subordination.

                  6.1. Waiver of Rights Against the Company. Until the final payment and performance in full of all of the Subordinated Obligations, none of the Guarantors shall exercise and each of the Guarantors hereby waives any rights against the Company arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution, or otherwise, and will not prove any claim in competition with any Noteholder in respect of any payment hereunder in any Bankruptcy, insolvency, or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment, or counterclaim against the Company in respect of any liability of such Guarantor to the Company; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by any Noteholder.

                  6.2. Subordination -- Guarantor. The payment of any amounts due with respect to any indebtedness of the Company for money borrowed or credit received now or hereafter owed to each of the Guarantors is hereby subordinated to the prior payment in full of all of the Subordinated Obligations. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Subordinated Obligations, such Guarantor will not demand, sue for, or otherwise attempt to collect any such indebtedness of the Company to such Guarantor until all of the Subordinated Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, such Guarantor shall collect, enforce, or receive any amounts in respect of such indebtedness while any Subordinated Obligations are still outstanding, such amounts shall be collected, enforced, and received by such Guarantor as trustee for the Noteholders and be paid over to the Noteholders on account of the Subordinated Obligations without affecting in any manner the liability of such Guarantor under the other provisions of this Subordinated Guaranty.

                  6.3. Incorporation of Subordination Provisions. This Subordinated Guaranty is subordinated, in the manner and to the extent set forth in Section 10 of the Note Purchase Agreement, in right of payment to the prior payment in full of all Senior Indebtedness, as defined in Note Purchase Agreement, and the Noteholders are subject, with respect to this Subordinated Guaranty, to the restrictions on the exercise of remedies as set forth in
         Section 10 of the Note Purchase Agreement. For purposes

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         of this subsection 6.3, Section 10 of the Note Purchase Agreement (and
         the definitions of any defined terms used therein) are hereby incorporated by reference in this Subordinated Guaranty; provided, that all references in such incorporated material (a) to the Company shall be deemed to refer to the Guarantors, as defined herein, (b) to the Subordinated Obligations also shall be deemed to include all obligations of the Guarantors hereunder, and (c) to the Agreement or the Subordinated Notes also shall be deemed to refer to this Subordinated Guaranty. The foregoing provisions of this subsection
         6.3 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of Senior Indebtedness, and such provisions are made for the benefit of, and may be enforced directly by, holders of the Senior Indebtedness, who hereby are expressly stated to be intended beneficiaries of this subsection 6.3.

                 6.4. Provisions Supplemental. The provisions of this Section 6 shall be supplemental to and not in derogation of any rights and remedies of the Noteholders under any separate subordination agreement which the Noteholders may at any time and from time to time enter into with any of the Guarantors for their benefit.

         7. Setoff. Each of the Guarantors hereby authorizes any Noteholder to set off and apply any deposits and other sums against the obligations of such Guarantor under this Subordinated Guaranty, at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, whether or not such Noteholder shall have made any demand under this Subordinated Guaranty and although such obligations may be contingent or unmatured.

         8. Further Assurances. Each of the Guarantors agrees that it will from time to time, at the request of the Noteholders, do all such things and execute all such documents as the Noteholders may consider necessary or desirable to give full effect to this Subordinated Guaranty and to perfect and preserve the rights and powers of the Noteholders hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Company on a continuing basis all information desired by such Guarantor concerning the financial condition of the Company and that such Guarantor will look to the Company and not to the Noteholders in order for such Guarantor to keep adequately informed of changes in the Company's financial condition.

         9. Termination; Reinstatement. This Subordinated Guaranty shall remain in full force and effect until the Noteholders are given written notice of any of the Guarantors' intention to discontinue this Subordinated Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Subordinated Obligations. No such notice shall be effective unless received and acknowledged by an officer of each Noteholder at the address of each Noteholder set forth in Section 13.9 of the Note Purchase Agreement. No such notice shall affect any rights of any Noteholder hereunder, including

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without limitation the rights set forth in Sections 4 and 6, with respect to any Subordinated Obligations incurred or accrued prior to the receipt of such notice or any Subordinated Obligations incurred or accrued pursuant to any contract or commitment in existence prior to such receipt. This Subordinated Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice if at any time any payment made or value received with respect to any Subordinated Obligation is rescinded or must otherwise be returned by any Noteholder upon the insolvency, Bankruptcy or reorganization of the Company, or otherwise, all as though such payment had not been made or value received.

         10. Successors and Assigns. This Subordinated Guaranty shall be binding upon each of the Guarantors, their successors and assigns, and shall inure to the benefit of the Noteholders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Noteholder may assign or otherwise transfer the Note Purchase Agreement, the Subordinated Notes, the other Transaction Documents, or any other agreement or note held by it evidencing or otherwise executed in connection with the Subordinated Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer, or participation, with all the rights in respect thereof granted to such Noteholder herein, all in accordance with Section 13.4 of the Note Purchase Agreement. No Guarantor may assign any of its obligations hereunder.

         11. Amendments and Waivers. No amendment or waiver of any provision of this Subordinated Guaranty nor consent to any departure by any of the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Noteholders. No failure on the part of any Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         12. Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class, postage prepaid, or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to a Guarantor, at the address set forth beneath its signature hereto, if to PMI, at the address for notices to PMI set forth in Section 13.9 of the Note Purchase Agreement, or at such address as any party may designate in writing to the other.

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         13. Governing Law: Consent to Jurisdiction. THIS SUBORDINATED
GUARANTY IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the Guarantors agrees that any suit for the enforcement of this Subordinated Guaranty may be brought in the courts of the State of New York or any federal court sitting therein and consents to the nonexclusive jurisdiction of such court and to service of process in any such suit being made upon such Guarantor by mail at the address specified by reference in
Section 12. Each of the Guarantors hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

         14. Waiver of Jury Trial. EACH OF THE GUARANTORS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SUBORDINATED GUARANTY, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF ANY OF SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Guarantors hereby waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages. Each of the Guarantors (a) certifies that neither any Noteholder nor any representative, agent or attorney of any Noteholder has represented, expressly or otherwise, that any Noteholder would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Note Purchase Agreement and the other Transaction Documents to which any Noteholder is a party, the Noteholders are relying upon, among other things, the waivers and certifications contained in this Section 14.

         15. Miscellaneous. This Subordinated Guaranty constitutes the entire agreement of each of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Subordinated Guaranty shall be in addition to any other guaranty of or collateral security for any of the Subordinated Obligations. The invalidity or unenforceability of any one or more sections of this Subordinated Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Subordinated Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

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         16. Release of Guaranty. This Subordinated Guaranty shall be automatically and unconditionally released and discharged upon the release or discharge of the guaranty by the Guarantors of, and all the security granted by the Guarantors for, the payment of all Senior Indebtedness or as a result of payment under such guarantee or security; provided, however, that the guaranty of, and all security for, the payment of all Senior Indebtedness are unconditionally released and discharged at or prior to such time; provided, further, that, if for any reason after any such release or discharge, the guaranty of, or any security granted by the Guarantors for, the payment of Senior Indebtedness is revived and reinstated, this Subordinated Guaranty automatically shall be revived and reinstated.



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         IN WITNESS WHEREOF, each of the Guarantors has caused this
Subordinated Guaranty to be executed and delivered as of the date first above written.

                                 AMERIKING VIRGINIA CORPORATION
                                 I, a Delaware corporation



                                  By:
                                     ----------------------------------
                                           Title:

                                  Address:

                                  AmeriKing Virginia Corporation I
                                  c/o AmeriKing Corporation
                                  2215 Enterprise Drive, Suite 1502
                                  Westchester, Illinois 60154
                                  Attn:  Mr. Lawrence E. Jaro


                                  AMERIKING CINCINNATI
                                  CORPORATION I, a Delaware corporation



                                  By:
                                     ----------------------------------
                                           Title:

                                  Address:

                                  AmeriKing Cincinnati Corporation I
                                  c/o AmeriKing Corporation
                                  2215 Enterprise Drive, Suite 1502
                                  Westchester, Illinois 60154
                                  Attn:  Mr. Lawrence E. Jaro


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